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As filed with the Securities and Exchange Commission on June 1, 2005

Registration No. 333-123851

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ev3 Inc.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	32-0138874 (I.R.S. Employer Identification No.)
4600 Nathan Lane North Plymouth, Minnesota 55442 (763) 398-7000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

L. Cecily Hines
Vice President, Secretary and Chief Legal Officer
ev3 Inc.
4600 Nathan Lane North
Plymouth, Minnesota 55442
(763) 398-7000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Tracy Kimmel, Esq. King & Spalding LLP 1185 Avenue of the Americas New York, New York 10036 (212) 556-2100	Steven J. Gartner, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

Calculation of Registration Fee

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share	13,529,750	$18.00	$243,535,500	$28,665(3)

(1)
Includes shares of common stock that underwriters have an option to purchase solely to cover over-allotments, if any.
(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)
Previously paid.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this amendment is solely to file certain exhibits. No changes have been made to the prospectus that forms Part I of this registration statement and, accordingly, such prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

        The following table sets forth the costs and expenses, other than the underwriting discounts, payable by ev3 Inc. in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee, the NASD fee and the NASDAQ National Market fee.

Item	Amount to Be Paid
SEC registration fee	$28,665
NASD fee	23,500
NASDAQ National Market fee	100,000
Blue Sky fees and expenses	15,000
Legal fees and expenses	2,000,000
Accounting fees and expenses	600,000
Printing expenses	450,000
Transfer agent fees	9,000
Miscellaneous	448,835

Total	$3,675,000

Item 14. Indemnification of Directors and Officers

        Our amended and restated certificate of incorporation provides that we will, and Delaware law permits us to, under certain situations, indemnify any of our directors, officers, employees or agents made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses, including attorney's fees, incurred by the person in connection with the proceeding if certain statutory standards are met. Any of these persons is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. A proceeding means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of us. Reference is made to Section 145 of the Delaware General Corporation Law and our amended and restated certificate of incorporation.

        We maintain an insurance policy providing for indemnification of our officers, directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions. In addition, our consulting agreement with Dale A. Spencer, one of our directors, provides that he will be indemnified by us, to the fullest extent permitted by the Delaware General Corporation Law, for any liabilities, costs or expenses arising out of Mr. Spencer's association with us, except to the extent that such liabilities, costs or expenses arise under or are related to Mr. Spencer's gross negligence or willful misconduct. Our change in control agreements with each of Steve Adams, Michael E. Cameron, James M. Corbett, Stacy Enxing Seng, Pascal E.R. Girin, Gerald B. Gollinger, L. Cecily Hines, Tamima F. Itani, Virginia M. Kirby, Gregory Morrison, Craig G. Palmer, Jeffrey J. Peters, Peter Schaubach, Patrick D. Spangler and Thomas C. Wilder III provide that, in addition to any other indemnification obligations that we may have, if, following a change in control (as defined in such agreements), any of such individuals incurs damages, costs or expenses (including, without limitation, judgments, fines and reasonable attorney's fees) as a result of such individual's service to us or status as an officer and employee of us, such individual will be indemnified by us to the fullest extent permitted by law, except to the extent that such damages, costs or expenses arose as a result of such individual's gross negligence or willful misconduct.

        The operating agreement of ev3 LLC provides that ev3 LLC shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of ev3 LLC) by reason of the fact that the person is or was a member of the board of managers, officer, employee or agent of ev3 LLC, or is or was serving at the request of ev3 LLC as a member of the board, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of ev3 LLC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In connection with ev3 LLC's merger with and into us, the operating agreement will be terminated except for the indemnification obligations, which will survive termination of the operating agreement.

We will enter into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our amended and restated certificate of incorporation, and we intend to enter into indemnification agreements with any new directors and executive officers in the future.

Item 15. Recent Sales of Unregistered Securities

        On January 28, 2005, ev3 Inc. (the "Company") issued 100 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company to ev3 LLC for $100. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

        Pursuant to a contribution and exchange agreement dated as of April 4, 2005, on May 26, 2005, ev3 LLC issued 13,808,832 common membership units to Warburg, Pincus Equity Partners, L.P. and certain of its affiliates, Vertical Fund I, L.P. and Vertical Fund II, L.P. (collectively, the "Contributors") in exchange for the contribution to ev3 LLC by the Contributors of an aggregate of 9,704,819 shares of the common stock of Micro Therapeutics, Inc. Such issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

        Pursuant to a merger agreement dated as of April 4, 2005, in connection with the merger of ev3 LLC with and into the Company (the "Merger") shortly before the underwritten public offering pursuant to this Registration Statement (the "IPO"), the Company will issue shares of Common Stock to the holders of units of membership interests in ev3 LLC. Such issuances will be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

        Pursuant to a note contribution and exchange agreement dated as of April 4, 2005, shortly before the consummation of the IPO, the Company will issue shares of Common Stock to the Contributors in exchange for the contribution to the Company by the Contributors of up to $316.0 million aggregate principal amount of demand notes of ev3 Endovascular, Inc., which will be one of the Company's wholly owned subsidiaries after the merger of ev3 LLC with and into the Company, plus accrued and unpaid interest thereon. Such issuance will be exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 16. Exhibits and Financial Statement Schedules

(a)
Exhibits

Exhibit Number	Description
1.1**	Form of Underwriting Agreement
2.1**	Agreement and Plan of Merger, dated as of April 4, 2005, by and between ev3 LLC and ev3 Inc.
2.2**	Contribution and Exchange Agreement, dated as of April 4, 2005, by and among the institutional stockholders listed on Schedule I thereto, ev3 LLC, ev3 Inc. and Micro Therapeutics, Inc.
2.3**	Note Contribution and Exchange Agreement, dated as of April 4, 2005, by and among the noteholders listed on Schedule I thereto and ev3 Inc.
2.4**	Agreement and Plan of Merger, dated as of July 15, 2002, by and among Microvena Corporation, Appriva Acquisition Corp. and Appriva Medical, Inc.
2.5	Asset Purchase Agreement, dated as of September 29, 2004, among Edwards Lifesciences AG and ev3 Santa Rosa, Inc., ev3 Technologies, Inc. and ev3 Endovascular, Inc. (formerly known as ev3 Inc.)†
2.6**	Stock Purchase Agreement dated, September 3, 2002, by and between Micro Therapeutics, Inc. and the holders of the outstanding equity securities of Dendron (Incorporated by reference to Exhibit 2.2 to Micro Therapeutics' Current Report on Form 8-K (File No. 000-06523), as filed with the Securities and Exchange Commission on October 10, 2002)
3.1	Form of Amended and Restated Certificate of Incorporation of ev3 Inc.
3.2	Form of Amended and Restated Bylaws of ev3 Inc.
4.1	Form of Stock Certificate
4.2**	Holders Agreement, dated as of August 29, 2003, among the institutional investors listed on Schedule I thereto, Dale A. Spencer, Paul Buckman, the individuals whose names and addresses appear from time to time on Schedule II thereto, the individuals whose names and addresses appear from time to time on Schedule III thereto and ev3 LLC
4.3**	Operating Agreement of ev3 LLC, dated as of August 29, 2003, by and among ev3 LLC, Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P., Vertical Fund II, L.P. and certain other persons party thereto
4.4**	Amendment No. 1 to Operating Agreement of ev3 LLC, dated as of March 1, 2005, by and among ev3 LLC, Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P., Vertical Fund II, L.P. and certain other persons party thereto
4.5	Form of Registration Rights Agreement, by and among ev3 Inc., Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P., Vertical Fund II, L.P. and certain other investors party thereto.
5.1	Opinion of King & Spalding LLP
10.1**	Lease Agreement, dated as of April 24, 2002, by and between Liberty Property Limited Partnership and ev3 Endovascular, Inc. (formerly known as ev3 Inc.)

10.2**	Industrial Real Estate Lease dated June 10, 1998 between Micro Therapeutics, Inc. and New Goodyear, LTD (Incorporated by reference to Exhibit 10.4 to Micro Therapeutics' Annual Report on Form 10-KSB (File No. 000-06523), as filed with the Securities and Exchange Commission on March 31, 1999)
10.3**	First Amendment to Lease, dated as of May 28, 2003, by and between Micro Therapeutics, Inc. and EJM Development Co. (Incorporated by reference to Exhibit 10.4.1 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on August 13, 2003)
10.4**	Employee Confidentiality/Restrictive Covenant Agreement, dated as of May 20, 2003, between ev3 Endovascular, Inc. (formerly known as ev3 Inc.) and James M. Corbett
10.5**	Employee Confidentiality/Restrictive Covenant Agreement, dated as of May 20, 2003, between ev3 Endovascular, Inc. (formerly known as ev3 Inc.) and Paul Buckman
10.6**	Employee Confidentiality/Restrictive Covenant Agreement dated as of March 21, 2005, between ev3 Endovascular, Inc. and Patrick D. Spangler
10.7**	Independent Consultant Agreement, dated as of January 15, 2004, between ev3 Endovascular, Inc. (formerly known as ev3 Inc.) and Paul Buckman
10.8**	Confidential Separation Agreement and General Release, dated as of January 30, 2004, between Paul R. Buckman and ev3 Endovascular, Inc. (formerly known as ev3 Inc.), ev3 LLC and Warburg, Pincus Equity Partners L.P.
10.9**	Employment Offer Letter, dated as of August 16, 2002, between Micro Therapeutics, Inc. and Thomas C. Wilder III (Incorporated by reference to Exhibit 10.36 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on November 14, 2002)
10.10**	Consulting Agreement, dated as of November 22, 2004, by and between ev3 Endovascular, Inc. (formerly known as ev3 Inc.) and Dale A. Spencer
10.11**	Change in Control Agreement, dated September 1, 2003, among ev3 Endovascular, Inc. (formerly known as ev3 Inc.), ev3 LLC and James M. Corbett
10.12**	Change in Control Agreement, dated October 8, 2004, among Micro Therapeutics, Inc., ev3 LLC and Thomas C. Wilder III (Incorporated by reference to Exhibit 10.46 to Micro Therapeutics' Current Report on Form 8-K (File No. 000-06523), as filed with the Securities and Exchange Commission on October 13, 2004)
10.13**	Change in Control Agreement, dated September 1, 2003, among ev3 Endovascular, Inc. (formerly known as ev3 Inc.), ev3 LLC and Dale A. Spencer
10.14**	Form of Change in Control Agreement among ev3 Endovascular, Inc. (formerly known as ev3 Inc.), ev3 LLC and various officers identified in the prospectus
10.15	Form of Indemnification Agreement for directors and officers of ev3 Inc.
10.16**	ev3 LLC 2003 Incentive Plan, as amended
10.17	ev3 Inc. 2005 Incentive Stock Plan
10.18	Form of Option Grant Notice under ev3 Inc. 2005 Incentive Stock Plan
10.19**	Micro Therapeutics, Inc. 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (Incorporated by reference to Exhibit 10.6 to Micro Therapeutics' Registration Statement on Form SB-2 (File No. 333-17345), filed with the Securities and Exchange Commission on December 5, 1996)
10.20**	Micro Therapeutics, Inc. 1996 Stock Incentive Plan, as amended (Incorporated by reference to Exhibit 10.7.1 to Micro Therapeutics' Annual Report on Form 10-KSB (File No. 000-06523), filed with the Securities and Exchange Commission on April 4, 2003)
10.21**	Micro Therapeutics, Inc. Employee Stock Purchase Plan, as amended (Incorporated by reference to Exhibit 4.1 to Micro Therapeutics' Registration Statement on Form S-8 (File No. 333-117139), filed with the Securities and Exchange Commission on July 2, 2004)

10.22**	Micro Therapeutics Executive Incentive Compensation Plan (Incorporated by reference to Exhibit 10.48 to Micro Therapeutics' Current Report on Form 8-K (File No. 000-06523), filed with the Securities and Exchange Commission on February 3, 2005)
10.23**	Securities Purchase Agreement, dated as May 25, 2001, by and between Micro Therapeutics and Micro Investment, LLC (Incorporated by reference to Exhibit 2.1 to Micro Therapeutics' Current Report on Form 8-K (File No. 000-06523), as filed with the Securities and Exchange Commission on June 7, 2001)
10.24**	Lease and Support Services Agreement, dated as of April 18, 2002, by and between Micro Therapeutics, Inc. and ev3 International, Inc. (Incorporated by reference to Exhibit 10.31 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on May 14, 2002)
10.25**	Master Services Agreement, effective as of October 1, 2002, by and between ev3 Endovascular, Inc. (formerly known as ev3 Inc.) and Micro Therapeutics, Inc. (Incorporated by reference to Exhibit 10.50 to Micro Therapeutic's Annual Report on Form 10-KSB (File No. 000-06523), as filed with the Securities and Exchange Commission on March 31, 2005)
10.26**	Distribution Support Services Agreement, effective December 31, 2002, between Micro Therapeutics, Inc. and ev3 Endovascular, Inc. (formerly known as ev3 Inc.) (Incorporated by reference to Exhibit 10.39 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on May 14, 2003)
10.27**	Distribution Agreement—U.S. Peripheral Distribution, dated as of April 30, 2003, by and between Micro Therapeutics, Inc. and ev3 Endovascular, Inc. (formerly known as ev3 Inc.) (Incorporated by reference to Exhibit 10.40 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on August 13, 2003)
10.28**	Distribution Agreement (Japan), dated as of June 1, 2003, by and between Micro Therapeutics, Inc. and ev3 K.K. (Incorporated by reference to Exhibit 10.42 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on August 13, 2003)
10.29**	Distribution Agreement (Canada), dated as of June 1, 2003, by and between Micro Therapeutics and ev3 Canada, Inc. (Incorporated by reference to Exhibit 10.41 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on August 13, 2003)
10.30**	Distribution Support Services Agreement, dated as of June 2, 2003, by and between Micro Therapeutics, Inc. and ev3 Endovascular, Inc. (formerly known as ev3 Inc.) (Incorporated by reference to Exhibit 10.43 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on August 13, 2003)
10.31**	Amended and Restated Sales Representative Agreement, dated as of August 4, 2003, by and between Micro Therapeutics, Inc. and ev3 International, Inc. (Incorporated by reference to Exhibit 10.44 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on August 13, 2003)
10.32**	Corporate Opportunity Agreement, dated as of April 4, 2005, by and among the institutional stockholders listed on Schedule I thereto and ev3 Inc.
10.33**	Form of Subscription Agreement between ev3 Endovascular, Inc. (formerly known as ev3 Inc.) and Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P. and Vertical Fund II, L.P.
10.34	Distribution Agreement, dated as of June 30, 2004, between Invatec S.r.l. and ev3 Endovascular, Inc. (formerly known as ev3 Inc.)†

10.35	First Amendment to Distribution Agreement, dated as of December 31, 2004, between Invatec S.r.l. and ev3 Endovascular, Inc. (formerly known as ev3 Inc.)†
10.36**	Royalty Agreement, dated November 18, 1993, between Microvena Corporation and Frank Kotula
10.37**	Royalty Agreement, dated October 21, 1993, between Microvena Corporation and Kurt Amplatz
10.38**	License Agreement, dated as of April 1, 1995, by and between Terumo Corporation, Flexmedics Corporation and Microvena Corporation
10.39**	License and Development Agreement, dated as of December 6, 1996, between Intravascular Medical, Inc. and Baxter Healthcare Corporation
10.40**	License Agreement, effective November 20, 1998, by and among Medtronic InStent, Inc. and Medtronic, Inc.
10.41**	Master License Agreement, effective as of December 29, 1998, by and between SurModics, Inc. and Microvena Corporation
10.42**	Amendment to Master License Agreement, dated July 5, 2000, by and between SurModics, Inc. and Microvena Corporation†
10.43**	Consent to Assignment Agreement, effective as of September 6, 2002, by and between ev3 Endovascular, Inc. (formerly known as ev3 Inc.), Microvena Corporation and SurModics, Inc.
10.44**	SurModics-Modified Product Agreement, dated as of February 21, 2002, between SurModics, Inc. and Microvena Corporation
10.45**	Amendment to the February 21, 2002 SurModics-Modified Product Agreement, effective March 31, 2003, between SurModics, Inc. and ev3 Endovascular, Inc. (formerly known as ev3 Inc.)
10.46**	Amendment to the February 21, 2002 SurModics-Modified Product Agreement, effective July 31, 2004, between SurModics, Inc. and ev3 Endovascular, Inc. (formerly known as ev3 Inc.)
10.47**	License Agreement, dated as of September 29, 2004, between Edwards Lifesciences AG and ev3 Endovascular, Inc. (formerly known as ev3 Inc.)
10.48**	Sublicense Agreement, dated August 28, 2000, by and between Angiomed, GmbH & Co. Medizintechnik KG and EndiCOR Medical, Inc.
10.49**	Exclusive License Agreement, dated June 29, 2001, by and between Microvena Corporation and AGA Medical Corporation
10.50**	Exclusive License Agreement, dated June 29, 2001, by and between Microvena Corporation and AGA Medical Corporation
10.51**	Royalty Agreement, effective June 29, 2001, by and between AGA Medical Corporation and Microvena Corporation
10.52**	Separation and Consulting Agreement, effective December 27, 2004, by and between Micro Therapeutics, Inc. and Harold Hurwitz (Incorporated by reference to Exhibit 10.47 to Micro Therapeutics' Current Report on Form 8-K (File No. 000-06523), filed with the Securities and Exchange Commission on December 29, 2004)
10.53**	Employment Offer Letter, dated as of March 3, 2005, between ev3 LLC, ev3 Inc. and Patrick D. Spangler
10.54**	Letter of Employment, effective July 23, 2004, by and between Micro Therapeutics, Inc. and William Dippel (Incorporated by reference to Exhibit 10.45 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on November 17, 2004)

10.55**	Letter, dated March 28, 2005, from Warburg, Pincus Equity Partners, L.P. to Micro Therapeutics, Inc. (Incorporated by reference to Exhibit 10.51 to Micro Therapeutics' Annual Report on Form 10-KSB (File No. 000-06523, filed with the Securities and Exchange Commission on March 31, 2005)
10.56**	First Amendment to Amended and Restated Sales Representative Agreement, dated April 6, 2005, by and between Micro Therapeutics, Inc. and ev3 International, Inc. (Incorporated by reference to Exhibit 10.52 to Micro Therapeutics' Current Report on Form 8-K (File No. 000-06523), filed with the Securities and Exchange Commission on April 7, 2005)
10.57**	Loan and Security Agreement, dated May 6, 2005, by and between Micro Therapeutics, Inc. and Silicon Valley Bank (Incorporated by reference to Exhibit 10.56 to Micro Therapeutics' Current Report on Form 8-K (File No. 000-06523), filed with the Securities and Exchange Commission on May 10, 2005)
21.1**	Subsidiaries of ev3 Inc.
23.1**	Consent of PricewaterhouseCoopers LLP
23.2**	Consent of Ernst & Young LLP
23.3**	Consent of PricewaterhouseCoopers LLP
23.4	Consent of King & Spalding LLP (included in Exhibit 5.1 above)
24.1**	Power of Attorney (included on signature page)

*
To be filed by amendment.

**
Previously filed.

†
Portions have been omitted pursuant to a request for confidential treatment.

(b)
Financial Statement Schedules

Financial statement schedule II is included on F-51. All other schedules for which provision is made in the applicable accounting regulations of the SEC are omitted because they are not required, are not applicable or the information is included in the financial statements or notes thereto.

Item 17. Undertakings

(a)
The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to our certificate of incorporation or bylaws, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)
The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on this 1st day of June, 2005.

ev3 Inc.
By:	/s/ L. CECILY HINES
	Name:	L. Cecily Hines
	Title:	Vice President, Secretary and Chief Legal Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date
* James M. Corbett	President and Chief Executive Officer and Director (Principal Executive Officer)	June 1, 2005
* Patrick D. Spangler	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2005
*	Director	June 1, 2005
Haywood D. Cochrane
*	Director	June 1, 2005
Richard B. Emmitt
*	Director	June 1, 2005
Douglas W. Kohrs
*	Director	June 1, 2005
Dale A. Spencer
*	Director	June 1, 2005
Thomas E. Timbie
*	Director	June 1, 2005
Elizabeth H. Weatherman
*By:	/s/ L. CECILY HINES L. Cecily Hines, as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
1.1**	Form of Underwriting Agreement
2.1**	Agreement and Plan of Merger, dated as of April 4, 2005, by and between ev3 LLC and ev3 Inc.
2.2**	Contribution and Exchange Agreement, dated as of April 4, 2005, by and among the institutional stockholders listed on Schedule I thereto, ev3 LLC, ev3 Inc. and Micro Therapeutics, Inc.
2.3**	Note Contribution and Exchange Agreement, dated as of April 4, 2005, by and among the noteholders listed on Schedule I thereto and ev3 Inc.
2.4**	Agreement and Plan of Merger, dated as of July 15, 2002, by and among Microvena Corporation, Appriva Acquisition Corp. and Appriva Medical, Inc.
2.5	Asset Purchase Agreement, dated as of September 29, 2004, among Edwards Lifesciences AG and ev3 Santa Rosa, Inc., ev3 Technologies, Inc. and ev3 Endovascular, Inc. (formerly known as ev3 Inc.)†
2.6**	Stock Purchase Agreement dated, September 3, 2002, by and between Micro Therapeutics, Inc. and the holders of the outstanding equity securities of Dendron (Incorporated by reference to Exhibit 2.2 to Micro Therapeutics' Current Report on Form 8-K (File No. 000-06523), as filed with the Securities and Exchange Commission on October 10, 2002)
3.1	Form of Amended and Restated Certificate of Incorporation of ev3 Inc.
3.2	Form of Amended and Restated Bylaws of ev3 Inc.
4.1	Form of Stock Certificate
4.2**	Holders Agreement, dated as of August 29, 2003, among the institutional investors listed on Schedule I thereto, Dale A. Spencer, Paul Buckman, the individuals whose names and addresses appear from time to time on Schedule II thereto, the individuals whose names and addresses appear from time to time on Schedule III thereto and ev3 LLC
4.3**	Operating Agreement of ev3 LLC, dated as of August 29, 2003, by and among ev3 LLC, Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P., Vertical Fund II, L.P. and certain other persons party thereto
4.4**	Amendment No. 1 to Operating Agreement of ev3 LLC, dated as of March 1, 2005, by and among ev3 LLC, Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P., Vertical Fund II, L.P. and certain other persons party thereto
4.5	Form of Registration Rights Agreement, by and among ev3 Inc., Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P., Vertical Fund II, L.P. and certain other investors party thereto.
5.1	Opinion of King & Spalding LLP
10.1**	Lease Agreement, dated as of April 24, 2002, by and between Liberty Property Limited Partnership and ev3 Endovascular, Inc. (formerly known as ev3 Inc.)
10.2**	Industrial Real Estate Lease dated June 10, 1998 between Micro Therapeutics, Inc. and New Goodyear, LTD (Incorporated by reference to Exhibit 10.4 to Micro Therapeutics' Annual Report on Form 10-KSB (File No. 000-06523), as filed with the Securities and Exchange Commission on March 31, 1999)
10.3**	First Amendment to Lease, dated as of May 28, 2003, by and between Micro Therapeutics, Inc. and EJM Development Co. (Incorporated by reference to Exhibit 10.4.1 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on August 13, 2003)
10.4**	Employee Confidentiality/Restrictive Covenant Agreement, dated as of May 20, 2003, between ev3 Endovascular, Inc. (formerly known as ev3 Inc.) and James M. Corbett

10.5**	Employee Confidentiality/Restrictive Covenant Agreement, dated as of May 20, 2003, between ev3 Endovascular, Inc. (formerly known as ev3 Inc.) and Paul Buckman
10.6**	Employee Confidentiality/Restrictive Covenant Agreement dated as of March 21, 2005, between ev3 Endovascular, Inc. and Patrick D. Spangler
10.7**	Independent Consultant Agreement, dated as of January 15, 2004, between ev3 Endovascular, Inc. (formerly known as ev3 Inc.) and Paul Buckman
10.8**	Confidential Separation Agreement and General Release, dated as of January 30, 2004, between Paul R. Buckman and ev3 Endovascular, Inc. (formerly known as ev3 Inc.), ev3 LLC and Warburg, Pincus Equity Partners L.P.
10.9**	Employment Offer Letter, dated as of August 16, 2002, between Micro Therapeutics, Inc. and Thomas C. Wilder III (Incorporated by reference to Exhibit 10.36 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on November 14, 2002)
10.10**	Consulting Agreement, dated as of November 22, 2004, by and between ev3 Endovascular, Inc. (formerly known as ev3 Inc.) and Dale A. Spencer
10.11**	Change in Control Agreement, dated September 1, 2003, among ev3 Endovascular, Inc. (formerly known as ev3 Inc.), ev3 LLC and James M. Corbett
10.12**	Change in Control Agreement, dated October 8, 2004, among Micro Therapeutics, Inc., ev3 LLC and Thomas C. Wilder III (Incorporated by reference to Exhibit 10.46 to Micro Therapeutics' Current Report on Form 8-K (File No. 000-06523), as filed with the Securities and Exchange Commission on October 13, 2004)
10.13**	Change in Control Agreement, dated September 1, 2003, among ev3 Endovascular, Inc. (formerly known as ev3 Inc.), ev3 LLC and Dale A. Spencer
10.14**	Form of Change in Control Agreement among ev3 Endovascular, Inc. (formerly known as ev3 Inc.), ev3 LLC and various officers identified in the prospectus
10.15	Form of Indemnification Agreement for directors and officers of ev3 Inc.
10.16**	ev3 LLC 2003 Incentive Plan, as amended
10.17	ev3 Inc. 2005 Incentive Stock Plan
10.18	Form of Option Grant Notice under the ev3 Inc. 2005 Incentive Stock Plan
10.19**	Micro Therapeutics, Inc. 1993 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan (Incorporated by reference to Exhibit 10.6 to Micro Therapeutics' Registration Statement on Form SB-2 (File No. 333-17345), filed with the Securities and Exchange Commission on December 5, 1996)
10.20**	Micro Therapeutics, Inc. 1996 Stock Incentive Plan, as amended (Incorporated by reference to Exhibit 10.7.1 to Micro Therapeutics' Annual Report on Form 10-KSB (File No. 000-06523), filed with the Securities and Exchange Commission on April 4, 2003)
10.21**	Micro Therapeutics, Inc. Employee Stock Purchase Plan, as amended (Incorporated by reference to Exhibit 4.1 to Micro Therapeutics' Registration Statement on Form S-8 (File No. 333-117139), filed with the Securities and Exchange Commission on July 2, 2004)
10.22**	Micro Therapeutics Executive Incentive Compensation Plan (Incorporated by reference to Exhibit 10.48 to Micro Therapeutics' Current Report on Form 8-K (File No. 000-06523), filed with the Securities and Exchange Commission on February 3, 2005)
10.23**	Securities Purchase Agreement, dated as May 25, 2001, by and between Micro Therapeutics and Micro Investment, LLC (Incorporated by reference to Exhibit 2.1 to Micro Therapeutics' Current Report on Form 8-K (File No. 000-06523), as filed with the Securities and Exchange Commission on June 7, 2001)
10.24**	Lease and Support Services Agreement, dated as of April 18, 2002, by and between Micro Therapeutics, Inc. and ev3 International, Inc. (Incorporated by reference to Exhibit 10.31 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on May 14, 2002)
10.25**	Master Services Agreement, effective as of October 1, 2002, by and between ev3 Endovascular, Inc. (formerly known as ev3 Inc.) and Micro Therapeutics, Inc. (Incorporated by reference to Exhibit 10.50 to Micro Therapeutic's Annual Report on Form 10-KSB (File No. 000-06523), as filed with the Securities and Exchange Commission on March 31, 2005)

10.26**	Distribution Support Services Agreement, effective December 31, 2002, between Micro Therapeutics, Inc. and ev3 Endovascular, Inc. (formerly known as ev3 Inc.) (Incorporated by reference to Exhibit 10.39 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on May 14, 2003)
10.27**	Distribution Agreement—U.S. Peripheral Distribution, dated as of April 30, 2003, by and between Micro Therapeutics, Inc. and ev3 Endovascular, Inc. (formerly known as ev3 Inc.) (Incorporated by reference to Exhibit 10.40 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on August 13, 2003)
10.28**	Distribution Agreement (Japan), dated as of June 1, 2003, by and between Micro Therapeutics, Inc. and ev3 K.K. (Incorporated by reference to Exhibit 10.42 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on August 13, 2003)
10.29**	Distribution Agreement (Canada), dated as of June 1, 2003, by and between Micro Therapeutics and ev3 Canada, Inc. (Incorporated by reference to Exhibit 10.41 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on August 13, 2003)
10.30**	Distribution Support Services Agreement, dated as of June 2, 2003, by and between Micro Therapeutics, Inc. and ev3 Endovascular, Inc. (formerly known as ev3 Inc.) (Incorporated by reference to Exhibit 10.43 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on August 13, 2003)
10.31**	Amended and Restated Sales Representative Agreement, dated as of August 4, 2003, by and between Micro Therapeutics, Inc. and ev3 International, Inc. (Incorporated by reference to Exhibit 10.44 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on August 13, 2003)
10.32**	Corporate Opportunity Agreement, dated as of April 4, 2005, by and among the institutional stockholders listed on Schedule I thereto and ev3 Inc.
10.33**	Form of Subscription Agreement between ev3 Endovascular, Inc. (formerly known as ev3 Inc.) and Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P. and Vertical Fund II, L.P.
10.34	Distribution Agreement, dated as of June 30, 2004, between Invatec S.r.l. and ev3 Endovascular, Inc. (formerly known as ev3 Inc.)†
10.35	First Amendment to Distribution Agreement, dated as of December 31, 2004, between Invatec S.r.l. and ev3 Endovascular, Inc. (formerly known as ev3 Inc.)†
10.36**	Royalty Agreement, dated November 18, 1993, between Microvena Corporation and Frank Kotula
10.37**	Royalty Agreement, dated October 21, 1993, between Microvena Corporation and Kurt Amplatz
10.38**	License Agreement, dated as of April 1, 1995, by and between Terumo Corporation, Flexmedics Corporation and Microvena Corporation
10.39**	License and Development Agreement, dated as of December 6, 1996, between Intravascular Medical, Inc. and Baxter Healthcare Corporation
10.40**	License Agreement, effective November 20, 1998, by and among Medtronic InStent, Inc. and Medtronic, Inc.
10.41**	Master License Agreement, effective as of December 29, 1998, by and between SurModics, Inc. and Microvena Corporation
10.42**	Amendment to Master License Agreement, dated July 5, 2000, by and between SurModics, Inc. and Microvena Corporation†
10.43**	Consent to Assignment Agreement, effective as of September 6, 2002, by and between ev3 Endovascular, Inc. (formerly known as ev3 Inc.), Microvena Corporation and SurModics, Inc.
10.44**	SurModics-Modified Product Agreement, dated as of February 21, 2002, between SurModics, Inc. and Microvena Corporation

10.45**	Amendment to the February 21, 2002 SurModics-Modified Product Agreement, effective March 31, 2003, between SurModics, Inc. and ev3 Endovascular, Inc. (formerly known as ev3 Inc.)
10.46**	Amendment to the February 21, 2002 SurModics-Modified Product Agreement, effective July 31, 2004, between SurModics, Inc. and ev3 Endovascular, Inc. (formerly known as ev3 Inc.)
10.47**	License Agreement, dated as of September 29, 2004, between Edwards Lifesciences AG and ev3 Endovascular, Inc. (formerly known as ev3 Inc.)
10.48**	Sublicense Agreement, dated August 28, 2000, by and between Angiomed, GmbH & Co. Medizintechnik KG and EndiCOR Medical, Inc.
10.49**	Exclusive License Agreement, dated June 29, 2001, by and between Microvena Corporation and AGA Medical Corporation
10.50**	Exclusive License Agreement, dated June 29, 2001, by and between Microvena Corporation and AGA Medical Corporation
10.51**	Royalty Agreement, effective June 29, 2001, by and between AGA Medical Corporation and Microvena Corporation
10.52**	Separation and Consulting Agreement, effective December 27, 2004, by and between Micro Therapeutics, Inc. and Harold Hurwitz (Incorporated by reference to Exhibit 10.47 to Micro Therapeutics' Current Report on Form 8-K (File No. 000-06523), filed with the Securities and Exchange Commission on December 29, 2004)
10.53**	Employment Offer Letter, dated as of March 3, 2005, between ev3 LLC, ev3 Inc. and Patrick D. Spangler
10.54**	Letter of Employment, effective July 23, 2004, by and between Micro Therapeutics, Inc. and William Dippel (Incorporated by reference to Exhibit 10.45 to Micro Therapeutics' Quarterly Report on Form 10-QSB (File No. 000-06523), as filed with the Securities and Exchange Commission on November 17, 2004)
10.55**	Letter, dated March 28, 2005, from Warburg, Pincus Equity Partners, L.P. to Micro Therapeutics, Inc. (Incorporated by reference to Exhibit 10.51 to Micro Therapeutics' Annual Report on Form 10-K5B (File No. 000-06523), filed with the Securities and Exchange Commission on March 31, 2005)
10.56**	First Amendment to Amended and Restated Sales Representative Agreement, dated April 6, 2005, by and between Micro Therapeutics, Inc. and ev3 International, Inc. (Incorporated by reference to Exhibit 10.52 to Micro Therapeutics' Current Report on Form 8-K (File No. 000-06523), filed with the Securities and Exchange Commission on April 7, 2005)
10.57**	Loan and Security Agreement, dated May 6, 2005, by and between Micro Therapeutics, Inc. and Silicon Valley Bank (Incorporated by reference to Exhibit 10.56 to Micro Therapeutics' Current Report on Form 8-K (File No. 000-06523), filed with the Securities and Exchange Commission on May 10, 2005)
21.1**	Subsidiaries of ev3 Inc.
23.1**	Consent of PricewaterhouseCoopers LLP
23.2**	Consent of Ernst & Young LLP
23.3**	Consent of PricewaterhouseCoopers LLP
23.4	Consent of King & Spalding LLP (included in Exhibit 5.1 above)
24.1**	Power of Attorney (included on signature page)

*
To be filed by amendment.

**
Previously filed.

†
Portions have been omitted pursuant to a request for confidential treatment.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX